EMPLOYMENT AGREEMENT


     THIS AGREEMENT (this "Agreement") is being made as of the 7th day of July 2000 between MARKETING SERVICES GROUP, INC., a Nevada corporation (the "Company"), having its principal offices at 333 Seventh Avenue, New York, New York 10001, and STEPHEN J. KILLEEN ("Employee"), an individual residing at: 6 Kennedy Lane, Southborough, Massachusetts 01772.

                              W I T N E S S E T H :

     WHEREAS, the Board of Directors of the Company (the "Board") desires the Company to employ the Employee as the President of the Company, to have Employee continue to serve as a director of Company and, if requested by the Company, Chairman of the Board of Directors of Wired Empire, Inc., the Company's majority owned subsidiary ("Wired") and to compensate him therefor; and

     WHEREAS, the Employee desires to serve in the above referenced capacity, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Nature of Employment; Term of Employment. The Company hereby employs Employee and Employee agrees to serve the Company upon the terms and conditions contained herein, for a term, subject to the provisions of Section 7, commencing as of the date hereof and continuing until June 30, 2003 (the "Initial Term"). This Agreement shall be automatically renewed for an additional term of three
(3) years, unless either party hereto shall provide ninety (90) days prior written notice to the other party hereto, of their intent not to renew this Agreement. Notwithstanding the Initial Term or any extension thereof, the Company reserves the right to terminate the Employee without cause pursuant to section 7(d).

     2. Duties and Powers as Employee. (a) During the Term, the Employee shall serve as the President of the Company and, if requested by the Company, as Chairman the Board of Directors of Wired and as managing partner of any Venture Fund established by the Company. During the Term the Company shall cause the Employee to serve as a member of the Board. The Employee, as President of MSGi shall have the authority, functions, duties, powers and responsibilities normally associated with such position and as from time to time may be prescribed by the Board. The Employee agrees, without additional compensation, to serve during the Employment Term in such additional offices of comparable stature and responsibility to which he may be elected from time to time in the Company's Subsidiaries (as defined in Section 9 below) and to serve as a director and as a member of any committee of the Board and/or any of the Company's Subsidiaries. The Employee shall be indemnified by the Company for his lawful acts serving in any such capacity at the direction of the Company, to the maximum extent permitted by applicable law.

     (b) During the Employment Term and subject to the provisions of Section 2(d), (i) the Employee's services shall be rendered on a full-time, exclusive basis, (ii) he will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, and shall report only to the Chairman of the Board and Chief Executive Officer of the Company, (iii) he shall have no other employment or outside business activities and (iv) unless the Employee otherwise consents, the location for the performance of his services shall be as agreed upon between Employee and the Chairman of the Board, (the Employee will be located in the Boston-area 3 days per week and 2 days per week in New York City) subject to such reasonable travel as the performance of his duties in the business of the Company may require.

     (c) Employee agrees that the Company may obtain a life insurance policy on the life of Employee naming the Company as the beneficiary thereof. The Company will also purchase a life insurance policy for Employee equal to 2X the Base Salary whereby the designee of the Employee will serve as owner and/or beneficiary.

     (d) During the Employment Term, the Employee shall not, directly or indirectly, without the prior written consent of the Board, render any services to any Person (as defined in Section 9 below), other than the Company and its Subsidiaries and other Persons in which the Company may have an interest, or acquire any interest of any type in any such other Person that is in competition with the Company or any of its Subsidiaries or in conflict with his full-time, exclusive position as a senior executive officer of the Company; provided, however the Employee may continue to serve as a consultant to AltaVista Company pursuant to an Independent Contractor Services Agreement, a copy of which has been provided to the Company, such activities for AltaVista Company do not interfere in any material respect with the proper performance of his duties and responsibilities as previously described and further, that the foregoing shall not be deemed to prohibit the Employee from (i) acquiring, solely as an investment, securities of any person which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and which are publicly traded, so long as he is not part of any group required to make any filing under Section 13(d) of the Exchange Act in respect of such person and such securities do not constitute two (2%) percent or more of any class of outstanding securities of such person, (ii) acquiring, solely as an investment, any securities of any person (other than a person that has outstanding securities covered by the preceding clause (i)) so long as he remains a passive investor in such person and does not become part of any control group thereof and so long as such person is not, directly or indirectly, in competition with the Company or any of its Subsidiaries, or (iii)(A) serving on the boards of directors of a reasonable number of other corporations (none of which are in competition with the Company or its Subsidiaries) and on the boards of a reasonable number of trade associations and/or charitable organizations or, with the prior written consent of the Board, which shall not be unreasonably withheld to provide consulting services for any such corporation, trade association and/or charitable organization, (B) engaging in charitable activities and community affairs and (C) managing his personal investments and affairs; provided that the activities referred to in this clause (iii) do not in the aggregate interfere in any material respect with the proper performance of his duties and responsibilities as previously described. For purposes of the foregoing, a person shall be deemed to be in competition with the Company or any of its Subsidiaries if it (or its Subsidiaries or Affiliates (as defined in Section 9 below)) is then engaged in any line of business that is substantially the same as any line of business in which the Company or any of its Subsidiaries is engaged.

     3. Compensation. (a) As base compensation for his services hereunder, the Company shall pay Employee a base salary (the "Base Salary"), payable in weekly installments, at the annual rate of Four Hundred Thousand ($400,000) Dollars for the first full year of the Employment Term and an amount, not less than the Base Salary, for each other full year of the Employment Term. The Base Salary shall be subject to withholding taxes and any other taxes or similar deductions, as provided in section 14.

     (b) In addition to the Base Salary, during the Term it is anticipated that Employee will be granted options which shall be to the maximum extent possible qualify as incentive stock options for tax purposes for his services hereunder options under the Company's 1991 Stock Option Plan (the "Plan"). The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has initially approved the issuance of options to purchase four hundred thousand (400,000) shares of the common stock, $.01 par value per share, of the Company, at a per share price of the closing share price of the Company as of the date of this Agreement. In addition, the Company shall cause Wired to issue to Employee options to purchase two hundred thousand (200,000) shares of common stock, $.01 par value per share of Wired at an exercise price of $6.25 per share. All such options shall vest as to one third of such underlying shares on the first three anniversaries of the date of issuance. Employee acknowledges that such options constitute Employee's only options in the Company as of the date hereof and that such options are in part consideration of the restrictive covenant provided in Section 6 of this Agreement.

     (c) During the Employment Term, the Employee shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or its employees generally, as such plans or programs may be in effect from time to time, including without limitation, pension, savings, 401(k) and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, and any other employee benefit plans or programs that may be sponsored by the Company from time to time, whether funded or unfunded.

     (d) Employee shall be eligible to receive bonuses, equal to up to fifty percent (50%) of the Base Salary, for each year of the Employment Term if and as determined by the Board of Directors of the Company, at its sole discretion, subject to the approval of the Compensation Committee of the Company. Such bonuses, if any, shall be based upon the Company meeting certain goals as established by the Compensation Committee, as customized to the Employee's performance hereunder, but shall, at all times, be awarded only in the discretion of the Company.

     (e) The Company anticipates that it will form one or more venture funds (the "Funds"). The management entity of the fund will have a carried interest of 20-30% of profit after an agreed to return. The Employee will receive no less than fifteen (15%) percent of such carried interest. The carried interest to the Employee will vest as to each investment made in the fund 50% on the day of the closing of the investment (with a follow on investment in a company treated as made as of the date of the original investment) ; 25% one year after such date; and, 25% two years after such date. The Company acknowledges that from time to time employee may participate (using his own funds) in investments made by the Company or the Fund. The Company shall permit such "co-investment", provided it is disclosed to the Company and provided that it does not materially impact the amount of participation by the Company or the Fund, as the case may be.

     4. Expenses; Vacations. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses reasonably incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to twenty (20) days paid vacation time in accordance with the then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors and communicated, in writing, to Employee. Up to a maximum of five (5) days of unused vacation from any one year of the Employment Term may be carried over into the subsequent year; provided, however, that Employee may not use more than twenty-five (25) vacation days in any single year. In consideration for Employee's right to carry over unused vacation, Employee hereby waives his right to be paid for any unused vacation time.

     5. Representations and Warranties of Employee. Employee represents and warrants to the Company that as of the date of this Agreement: (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder, it being acknowledged that Company is fully aware of Employee's Consulting arrangement with AltaVista Company; (b) Employee's execution of this Agreement does not require the consent of any person; (c) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement; and (d) this Agreement constitutes the valid and binding obligation of the Employee enforceable against the Employee in accordance with its terms.

     6. Restrictive Covenants. During the two (2) years following the end of the Employee's employment by the Company (the "Covenant Period"):

     (a) Except as provided with respect to Employee's arrangement with AltaVista Company, the Employee agrees that he will not, directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, consultant, representative, agent or otherwise become, be interested in, associate with or render assistance to any Person: (i) engaged in the ownership, operation and/or management of any direct marketing and/or Internet marketing business; or (ii) engaged in such other line of business within a 250 mile radius of any location at which the Company is then engaged therein if during the last full fiscal year of the Company preceding the date of the termination of the Employee's employment, such other line of business accounted for at least 5% of the Company's revenue during such year. The foregoing provisions shall not, however, prohibit the ownership by any Employee of securities in accordance with Section 2(d).

     (b) (i) The Employee agrees that he will not, directly or indirectly, during the Covenant Period, for his own benefit or for the benefit of any other Person, knowingly solicit the professional services of any Person employed by the Company, any Subsidiary or any Affiliate thereof or any Person who had been employed within six (6) months prior thereto, or otherwise interfere with the relationship between the Company, any Subsidiary or any Affiliate thereof and any of such Persons.

     (ii) If this Agreement is terminated pursuant to Section 7(a), then Employee, for a period of two (2) years from the date of termination, shall not, directly or indirectly, solicit or encourage any Person who was a customer of the Company one (1) year prior to the date of termination, any Subsidiary or any Affiliate thereof during the three (3) years prior to the date of such termination to cease doing business with the Company or to do business with any other Person that is engaged in the same or similar business to that of the Company.

     (iii) If this Agreement shall be terminated other than pursuant to Section 7(a), then Employee, for a period of one (1) year from the date of termination, shall not, directly or indirectly, solicit or encourage any Person who was a customer of the Company, any Subsidiary or any Affiliate thereof during the three (3) years prior to the date of such termination to cease doing business with the Company or to do business with any other Person that is engaged in the same or similar business to that of the Company.

     (c) The Employee recognizes and acknowledges that, in connection with his employment with the Company, he will have access to valuable trade secrets and confidential information of the Company and its Subsidiaries and Affiliates including, but not limited to, customer and supplier lists, business methods and processes, marketing, promotional, pricing and financial information and data relating to employees and agents (collectively, "Confidential Information") and that such Confidential Information is being made available to the Employee only in connection with the furtherance of his employment with the Company. The Employee agrees that during the Employment Term and thereafter, he will not use or disclose any of such Confidential Information to any Person, except that disclosure of Confidential Information by the Employee will be permitted: (i) to the Company, its Subsidiaries and Affiliates and their respective advisors; (ii) if such Confidential Information has previously become available to the public through no fault of the Employee; (iii) if required by any court or governmental agency or body or is otherwise required by law; or (iv) if expressly consented to by the Company (v) if Employee knew of information prior to company disclosure; (vi) if information is later disclosed by non-company source(s).

     (d) The parties agree that a violation of any provision of any of the foregoing agreements not to compete or disclose, or any provision thereof, will cause irreparable damage to the Company, and the Company shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining the Employee from doing or continuing to do any such act or any other violations or threatened violations of this Section 6.

     (e) Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee hereafter during any period he is employed by the Company may, directly or indirectly, own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and, forthwith upon request of the Company, Employee hereby agrees that he shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all of his right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

     (f) The Employee acknowledges and agrees that the restrictive covenants set forth in this Section 6 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

     (g) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenant, or any part thereof, and, in its modified form, such Restrictive Covenant shall then be valid and enforceable.

     7. Termination. (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, Employee is terminated For Cause (as defined below), then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice (which may not be less than fourteen (14) days following the mailing of such notice), and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall (i) be convicted of a felony crime which has material detriment to the Company, (ii) commit any act, or omit to take any action, in bad faith and to the material detriment of the Company, (iii) commit an act of moral turpitude to the material detriment of the Company, (iv) commit an act of fraud against the Company, (v) refuse to implement, or adhere to, reasonable policies or directives of the Board, or (vi) materially breach any term of this Agreement (including Employee's voluntary resignation or termination of this Agreement prior to the end of the Employment Term) to the material detriment to the Company and fail to correct such breach within ten (10) business days after written notice thereof; provided, that in the case of a termination pursuant to (ii), (iii), (iv), (v) or (vi), such determination must be made by the Board after a meeting at which Employee was given an opportunity to explain such actions. In the event this Agreement is terminated For Cause, then Employee shall be entitled to receive only his salary at the rate provided in Section 3 to the date on which termination shall take effect plus any compensation which is accrued but unpaid on the date of termination.

     (b) In the event that Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder, with or without reasonable accommodation, for a period of sixty (60) consecutive days during the Employment Term, then this Agreement shall terminate upon notice in writing to Employee, and no further compensation (other than accrued but unpaid salary or bonus through the date of termination) shall be payable to Employee, except as may otherwise be provided under any disability insurance policy or similar instrument, but all outstanding options shall vest and become fully exercisable

     (c) In the event that Employee shall die during the Employment Term, then this Agreement shall terminate on the date of Employee's death, and no further compensation (other than accrued but unpaid salary or bonus through the date of death) shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument but all outstanding options shall vest and become fully exercisable.

     (d) In the event that this Agreement is terminated Without Cause by Company, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to 2.99 times the Base Salary paid during the preceding 12 months, in an amount not less than the Employee's Base Salary, and all outstanding stock options shall fully vest and become immediately exercisable. In connection with any termination Without Cause hereunder, the Employee and the Company shall execute mutual releases in a form reasonable satisfactory to both parties

     (e) In the event that this Agreement is terminated Without Cause by Employee, no further compensation (other than accrued but unpaid salary or bonus through the date of death) shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

     (f) Notwithstanding anything herein to the contrary, the Company shall pay no severance by reason of the expiration of the Initial Term, or any renewal thereof.

     8. Mergers, Etc. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation. Employee shall have the right to terminate this Agreement by written notice given within three (3) months of the date of such acquisition. Upon such termination, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to 2.99 times the compensation paid during the preceding 12 months (or, in the case such termination occurs prior to the employee's completion of 12 months of service, the distribution shall equal 2.99 times the sum of the employee's annual base salary plus the first year's bonus as outlined in section 3(d)), and all outstanding stock options shall fully vest and become immediately exercisable.

     9. Certain Definitions. As used herein, the following terms shall have the following meanings:

     "Affiliate" of a person shall mean any other person that directly or indirectly controls, is controlled by, or is under common control with the person specified. For the purposes of this Agreement, "control," when used with respect to any person, shall mean the power to direct the management and policies of such person, whether through the ownership of securities, by contract or otherwise.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, joint-stock company, trust, unincorporated organization, government or any other entity.

     "Subsidiary" shall mean, in respect of any person, any corporation, association, partnership or other business entity of which more than fifty (50%) percent of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person, (ii) such person and one or more Subsidiaries or Affiliates of such person or (iii) one or more Subsidiaries or Affiliates of such person.

     10. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement (unless otherwise stated therein) shall survive the termination of this Agreement, irrespective of any investigation made by or on behalf of any party.

     11. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter (including discussions with respect to Employee's potential retention as a consultant), and may be modified only by a written instrument duly executed by each party.

     12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attention: Alan I. Annex, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address, which notice shall be deemed given at the time of receipt thereof.

     13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whose waiver is asserted.

     14. Withholding. All payments required to be made by the Company to the Employee under this Agreement shall be subject to withholding taxes, Social Security and other payroll deductions in accordance with the Company's policies applicable to senior executives of the Company and the provisions of any applicable employee benefit plan or program of the Company.

     15. Binding Effect. Employee's rights and benefits under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 8.

     16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without given effect to the rules governing the conflicts of laws. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, County of New York, and of any federal court located in the State of New York, County of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

     MARKETING SERVICES GROUP, INC.

   /s/ Jeremy Barbera
   ------------------
   Jeremy Barbera, Chairman and CEO

   /s/ Stephen Killeen
   -------------------
   Stephen Killeen, President